Exhibit 23.1
Consent of Independent Auditors
We consent to the incorporation by reference in the Registration Statements on Form S-3 of Upbound Group, Inc. (No. 333-285081) and Form S-8 (No. 333-32296, No. 333-40958, No. 333-62582, No. 333-136615, No. 333-139792, No. 333-145121, No. 333-171926, No. 333-211859, No. 333-256927 and No. 333-272494) of our report dated September 20, 2024, relating to the consolidated financial statements of Bridge It, Inc. appearing in this Current Report on Form 8-K/A dated January 31, 2025 of Upbound Group, Inc.

/s/ Moss Adams LLP
San Francisco, California
April 18, 2025